Exhibit (a)(1)(b)
FORM OF ELECTION FORM

ELECTION FORM
OFFER TO AMEND ELIGIBLE PORTION OF ELIGIBLE OPTION
     I hereby make the following election(s) with respect to my Eligible Option(s) in the Offer made by Newpark Resources, Inc. (“Newpark”) pursuant to the Offer to Amend Eligible Options dated November 5, 2007 (the “Offer to Amend”). Capitalized terms not otherwise defined in this Election Form shall have the meaning set forth in the Offer to Amend.
     Subject to the foregoing, with respect to each Eligible Option identified in the table below, I hereby elect to amend or not amend the Eligible Portion(s) of my Eligible Option(s) as identified in the table below:

Elect to
				Corrected	Cash	Amend Entire
Eligible			Shares	Exercise	Payment	Eligible
Option	Original	Original	Subject	Price	(Aggregate	Portion &
(Grant	Date	Option	to Eligible	for Eligible	Price	Receive Cash
Number)	of Grant	Exercise Price ($)	Portion (#)	Portion ($)	Differential) ($)	Payment
		$		$	$	☐ Yes
☐ No
		$		$	$	☐ Yes
☐ No
		$		$	$	☐ Yes
☐ No
		$		$	$	☐ Yes
☐ No
		$		$	$	☐ Yes
☐ No
     I hereby agree that, unless I revoke my election before 5:00 p.m., Central Time, on Thursday, December 6, 2007 (or a later expiration time if Newpark extends the Offer), my election will be irrevocable, and if accepted by Newpark, this Election Form shall operate to amend the Eligible Option as outlined above, subject to the terms and conditions described in the Offer to Amend.
     I hereby acknowledge that I may change the terms of my election by submitting a new Election Form to Mark Airola in the manner described in the Offer to Amend. Any change of election received after the Expiration Time will be void and of no effect.
     I agree that my decision to amend or not amend the Eligible Portion(s) of all my Eligible Option(s) in the Offer is entirely voluntary and is subject to the terms of the Offer. I further understand and agree I am not required to tender my Eligible Option(s). I understand that if I elect to tender an Eligible Option, I must tender the entire Eligible Portion of the Eligible Option. If I hold more than one Eligible Option and elect to participate in the Offer, I further understand that I must tender all of my Eligible Options and the Eligible Portions of each of my Eligible Options will be amended.
     I acknowledge and agree that neither the ability to participate in the Offer nor actual participation in the Offer shall be construed as a right to continued employment with Newpark

(except on an at-will basis, unless otherwise required by local law). I agree that, except as set forth in the Offer to Amend, Newpark has made no representations or warranties to me regarding this Offer or the future pricing of Newpark stock, and that my participation in this Offer is at my own discretion.
     If I exercise my Eligible Option(s) as to the Eligible Portion(s) prior to the conclusion of this Offer, I will no longer be eligible to tender my Eligible Option(s) as to the portion that has been exercised and any election I have made as to such exercised portion will be of no further force and effect. If my service with Newpark terminates prior to the Expiration Time, I understand that I will no longer be eligible to participate in the Offer and any election I have made to amend my Eligible Option(s) will be of no further force and effect.
     I agree that to ensure timely payment of the Cash Payment, I will provide Newpark with any changes in my mailing address and e-mail address prior to the payment of the Cash Payment.
     I hereby acknowledge and agree that neither Newpark nor any of its respective employees or agents, has made any recommendation to me as to whether or not I should accept the Offer to amend the Eligible Portion(s) of my Eligible Option(s) and that I am not relying on any information provided or representation made by Newpark or any of its respective employees or agents in accepting or rejecting the Offer, other than any information contained in the Offer to Amend. I acknowledge that I have been afforded the opportunity to consult with my own investment, legal and tax advisors before making this election and that I have knowingly done so or knowingly declined to do so.
     I understand that I should print and keep a copy of this completed Election Form as well as a copy of the “delivery receipt” from Outlook that I receive upon submitting the Election Form.
     I understand that I will receive a Notice of Receipt of Election Form within three business days after the date on which Newpark receives this Election Form. In addition, within three business days after the Expiration Time, I will receive the Final Election Confirmation Statement that confirms the last election that I made for my Eligible Option(s) as of the Expiration Time. I agree that I will print and keep a copy of all Notice of Receipt of Election Form(s) and the Final Election Confirmation Statement that I receive. In the event that I do not receive these Notice of Receipt of Election Form(s) or the Final Election Confirmation Statement confirming my elections in the time frames described above, I understand that it is my responsibility to send my printed copies of this Election Form, any delivery receipt and any Notice of Receipt of Election Form or Final Election Confirmation Statement that I did receive to Mark Airola by any of the means set forth in the Offer to Amend to evidence proper and timely submission of my Election Form.
     I AGREE THAT NEWPARK SHALL NOT BE LIABLE FOR ANY COSTS, TAXES, LOSS OR DAMAGE THAT I MAY INCUR THROUGH MY ELECTION TO PARTICIPATE IN OR TO DECLINE PARTICIPATE IN THIS OFFER.

Optionee Signature	Social Security Number

Optionee Name (Please Print)	Newpark E-mail Address	Date
PLEASE SEND THE COMPLETED ELECTION FORM TO MARK AIROLA SO THAT IT IS RECEIVED NO LATER THAN 5:00 P.M., CENTRAL TIME, ON THURSDAY, DECEMBER 6, 2007 (OR A LATER EXPIRATION DATE IF NEWPARK EXTENDS THE OFFER). YOU MAY SEND THE COMPLETED ELECTION FORM BY ANY OF THE FOLLOWING MEANS: VIA FAX AT (281) 362-6801, HAND DELIVERY, E-MAIL AT MAIROLA@NEWPARK.COM, INTEROFFICE MAIL, OR U.S. MAIL, COURIER OR EXPRESS DELIVERY TO 2700 RESEARCH FOREST DRIVE, SUITE 100, THE WOODLANDS, TEXAS 77381.